Exhibit 32.2
CERTIFICATION OF PERIODIC FINANCIAL REPORT BY CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of SITEL Worldwide Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on February 22, 2012 (the “Report”), I, Patrick Tolbert, Global Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ Patrick Tolbert
Patrick Tolbert
Global Chief Financial Officer, Global Chief Operating Officer and Director
February 22, 2012
A signed original of this written statement required by Section 906 has been provided to SITEL Worldwide Corporation and will be retained by SITEL Worldwide Corporation and furnished to the Securities and Exchange Commission or its staff upon request.